UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 10, 2013

BORNEO RESOURCE INVESTMENTS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54707	20-3724019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19125 North Creek Parkway, Suite 120
Bothell, Washington 98011
(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 329-2622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2013, effective June 1, 2013, Borneo Resource Investments Ltd. (the “Company”), entered into agreements (the Deed of Sale of Shares, the Equity Entrustment Agreement and the Stock Purchase Agreement or collectively, the “Agreements”) to purchase PT Puncak Kalabat, an Indonesia corporation (“Kalabat”).  The Deed of Sale of Shares (the “Deed”), is by and among, Nils Ollquist, the Company’s Chief Executive Officer and purchaser for the Company, and Carlo Muaja, a member of the Company’s Board of Directors, Grace Sarendatu, and Masye Solung as sellers.  As a result of the Deed, Nils Ollquist purchased 45,000 shares of Kalabat (the “Shares”), equal to 90% of the shares of Kalabat, for IDR 45 million, which is equal to approximately US$4,500.  The Deed also directs that after the purchase by Mr. Ollquist, he will deliver the Shares to the Company.  Mr. Ollquist, however, cannot deliver the Shares to the Company until the Company receives the approval of the Indonesian Investment Coordinating Board (“BKPM”).  Until the time that the Company receives approval from the BKPM, the Company will control the shares through the provisions of the Equity Entrustment Agreement (the “Trust Agreement”), by and between the Company and Mr. Ollquist.  Pursuant to the provisions of the Trust Agreement, Mr. Ollquist shall, in accordance with the instructions from the Company, vote as a record shareholder on matters to be decided and sign relevant legal documents.  Further, if and when Kalabat declares a dividend or liquidation payment, Mr. Ollquist shall deliver such dividends to the Company within 10 business days after receipt.  Upon the Company’s receipt of the approval from the BKPM, pursuant to the terms of the Stock Purchase Agreement, by and between the Company and Mr. Ollquist, the Company shall purchase the Shares from Mr. Ollquist for $4,500.

Upon the execution of the Agreements, the Company entered into additional agreements to replace and terminate the Purchase Agreement, dated March 5, 2013 and filed with the SEC on March 11, 2013, with Kalabat for the purchase of 50 hectares of property (the “Talawaan Property”) and replace and terminate the Purchase Agreement, dated March 22, 2013 and filed with the SEC on March 28, 2013, with Kalabat for the purchase of 30 hectares of property (the “Ratatotok Property”).  The Company entered into new purchase agreements for the Talawaan Property and the Ratatotok Property by and among the Company, Kalabat and Sanding Longdong (the “Seller”), the owner of the properties with whom Kalabat had purchase agreements.

For the purchase of the Talawaan Property, the Company has paid $105,000 as the initial payment to the Seller through Kalabat.  The purchase agreement for the Talawaan Property requires further payments of $395,000, which became due upon the execution of the purchase agreement for the Talawaan Property, an additional $2,500,000 due on or before June 30, 2013 and a final payment of $2,000,000 due on December 31, 2013.  The purchase agreement for the Talawaan Property requires that the Seller deliver to Kalabat the Talawaan Property.  As a result of this Agreement, the Company shall record a payable of $4,895,000 on its financial statements and shall begin to generate revenues during the month of June.

For the purchase of the Ratatotak Property, the Company has paid $5,000 as the initial payment to the Seller through Kalabat.  The purchase agreement for the Ratatotok Property requires further payments of $45,000, which became due upon the execution of the purchase agreement for the Ratatotok Property, an additional $450,000 due on or before June 30, 2013 and a final payment of $1,500,000 due on December 31, 2013.  The purchase agreement for the Ratatotok Property requires that the Seller deliver to Kalabat the Ratatotok Property.  As a result of this Agreement, the Company shall record a payable of $1,995,000 on its financial statements.

The foregoing description of the terms of the Deed, the Trust Agreement, the Stock Purchase Agreement and the agreements to purchase the Talawaan Property and the Ratatotok Property does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as exhibits and are incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

The information discussed under Item 1.01 of this Current Report on Form 8-K regarding the additional agreements to replace and terminate the purchase agreements for the Talawaan Property and the Ratatotok Property is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information discussed under Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Kalabat and the Talawaan Property and Ratatotok Property is incorporated herein by reference

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 1.01 of this Current Report on Form 8-K regarding the financial obligations to the Seller is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2013, the board of directors (the “Board”) of Borneo Resource Investments Ltd. (the “Company”) elected Grace Sarendatu to fill a vacancy on the Board.

Grace Sarendatu is a lawyer and notary with over 30 years of experience operating a legal and notarial practice in Minahasa Regency of Sulawesi Province in the Republic of Indonesia. Ms. Sarendatu graduated with a Bachelor of Law degree from the University of Dibonegoro in Java, Indonesia, prior to establishing her practice in the city of Manado. She has been active in coordinating and orchestrating both merger, acquisition and licensing/concession transactions, particularly in the mining industry in both Sulawesi and Kalimantan provinces of Indonesia. In the course of her notarial and legal activities, Ms. Sarendatu has built up a strong relationship network, particularly within local and regional governments, which has served her notarial and legal clients well. Since it began operations in Indonesia, Ms. Sarendatu has provided both legal and notary services to the Company.

There are not any arrangements or understandings between Ms. Sarendatu or any other persons pursuant to which Ms. Sarendatu has been elected as a director. Ms. Sarendatu does not have any family relationships with any of the Company’s other directors or executive officers.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements that are required to be filed in connection with the acquisition of Kalabat, as discussed in Item 1.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information that is required to be filed in connection with the acquisition of Kalabat, as discussed in Item 1.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(d) Exhibits.

10.1	Deed of Sale of Shares, dated June 1, 2013
10.2	Equity Entrustment Agreement, dated June 1, 2013
10.3	Stock Purchase Agreement, dated June 1, 2013
10.4	Purchase Agreement for the Talawaan Property, dated June 1, 2013
10.5	Purchase Agreement for the Ratatotok Property, dated June 1, 2013
99.1	Press Release issued by the Company on June 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borneo Resource Investments Ltd.

Date: June 14, 2013	By:	/s/ Nils A. Ollquist
Nils A. Ollquist
President and Chief Executive Officer